Exhibit 99.1
NII Holdings, Inc.
1875 Explorer Street, Suite 1000
Reston, VA. 20190
(703) 390-5100
http://www.nii.com
Contacts:
Investor Relations: Tim Perrott
(703) 390-5113
tim.perrott@nii.com
Media Relations: Claudia E. Restrepo
(786) 251-7020
claudia.restrepo@nii.com
NII HOLDINGS DELIVERS SOLID PERFORMANCE FOR 2008
Company announces fourth quarter and full year 2008 results and provides guidance for 2009
•	Full year 2008 net subscriber additions of 1,471,000 resulting in an ending subscriber base of 6.2 million — a 31% increase over the ending subscriber base in 2007. Net subscriber additions of 360,000 in the fourth quarter.
•	Full year 2008 consolidated operating revenues of $4.27 billion — a 30% increase over 2007. Consolidated fourth quarter operating revenues of $989 million.
•	Full year 2008 consolidated operating income before depreciation and amortization (OIBDA) of $1.172 billion — a 27% increase over 2007. Consolidated fourth quarter OIBDA of $251 million.
•	Full year 2008 consolidated operating income of $768 million
•	Extended coverage to an additional 10 million POPs in 2008
RESTON, Va. — February 26, 2009 — NII Holdings, Inc. [NASDAQ: NIHD] today announced its consolidated financial results for the fourth quarter and full year 2008. For the full year 2008, the Company added a record 1,471,000 net subscribers to its network, bringing the total year-end subscriber base to 6.2 million, a 31% increase in the ending subscriber base over year-end 2007. Financial results for the full year 2008 included consolidated operating revenues of $4.27 billion, a 30% increase as compared to the previous year, consolidated operating income before depreciation and amortization, or OIBDA, of $1.17 billion for the year, a 27% increase over last year, and consolidated operating income of $768 million, a 24% increase over last year. For the full year 2008, the Company generated net income of $369 million, or $2.21 per basic share. During 2008, the Company expanded its network coverage to an additional 10 million people primarily in Mexico and Brazil. The Company reported full-year 2008 capital expenditures of $831 million.

For the fourth quarter 2008, the Company added over 360,000 net subscribers, a 6% increase when compared to the same period last year. Financial results for the fourth quarter of 2008 included consolidated operating revenues of $989 million, a 5% increase over the same period last year and consolidated OIBDA of $251 million, a 7% decrease compared to the fourth quarter of 2007. The financial results for the period were negatively impacted by lower average exchange rates relative to the U.S. dollar for currencies in the Company’s Latin American markets. Normalizing its results using the same average currency exchange rates for the fourth quarter 2007 and the fourth quarter 2008, consolidated operating revenues and OIBDA increased by 24% and 24%, respectively.
“NII delivered strong growth and profitability in 2008, exceeding our goals for net subscribers, revenues, and OIBDA that we outlined for the year” said Steve Dussek, NII Holdings’ CEO. “For the year we grew our subscriber base by 31%, increased our revenues by 30%, and increased OIBDA by 27%. We extended the reach of our networks to 10 million additional people during the year with our targeted investments in Mexico and Brazil. We believe that these investments will continue to enhance our brand and visibility enabling NII to capture more opportunities for profitable growth in our markets. In 2009, we will sharpen our focus on what we call our smart growth strategy. This strategy positions NII to profitably pursue opportunities in our markets, by increasing our focus on high quality subscribers, intensifying our focus on the metrics that drive our business, and by striving to improve our cost structure and maintain a disciplined approach to capital allocation.”
NII Holdings’ consolidated average monthly service revenue per subscriber (ARPU) was $55 for the full year 2008, a $3 decline compared to 2007. The Company also reported churn of 1.9% for the full year 2008 and for the fourth quarter, an increase of 20 basis points compared to both the full-year 2007 and the fourth quarter 2007 churn levels. Consolidated cost per gross add, or CPGA, was $310 for full year 2008 — a $20 improvement over 2007.
“Our team again delivered on our promise of profitable growth even withstanding the challenging economic conditions in our markets,” said Gokul Hemmady, NII’s Vice President and CFO. “We believe that our strong execution is a testament to our disciplined focus on profitable growth and that NII is well positioned to operate successfully in this type of environment. While we expect a translation impact to our reported results in 2009 as a result of the weakening of local currencies in late 2008 and continuing into 2009, we will maintain a disciplined approach that balances growth and profitability in order to ensure that we generate strong overall value in our business. We believe that 2009 will continue to offer great opportunities for NII. Our strong liquidity position and capital structure puts us in a great position to pursue these opportunities, all while maintaining our disciplined approach to capital allocation that has enabled us to be successful in the past.”
The Company ended the year with approximately $2.2 billion in total long-term debt, which includes $1.55 billion in convertible notes, $416 million in syndicated loan facilities, and $227 million in local currency tower financing obligations, capital leases and other obligations. With year-end consolidated cash and cash equivalents of $1.2 billion and short-term investments of $82 million, the Company’s net debt at the end of the year was $868 million. The Company believes that its strong balance sheet positions it to pursue funding opportunities as market conditions permit to support the Company’s long term plans, including plans to participate in the upcoming spectrum auctions in Brazil and Mexico to build third generation (3G) networks to offer complementary services to its customer base. The Company will be opportunistic in approaching the capital markets, recognizing that it may be appropriate to pursue funding when it is available given the recent volatility in the global financial markets.

2009 Outlook
Taking into consideration the volatility in global economic environment as well the significant decline of the exchange rates in the markets in which the Company operates, the Company announced the following outlook for 2009:
•	Total net subscriber additions in the range of 1.275 million to 1.35 million

•	Consolidated operating revenues in the range of $4.1 billion to $4.3 billion

•	Consolidated OIBDA in the range of $1.0 billion to $1.1 billion, which includes the impact of approximately $70 million of non-cash stock option compensation expense. The OIBDA outlook also includes the impact of start up costs related to the development of the Company’s third generation network in Peru, preparations for pursuing anticipated spectrum auctions in the region and related network development if the Company is successful in the auctions.

•	Consolidated capital expenditures in the range of $800 million to $850 million, which includes investments relating to the deployment of our third generation network in Peru and the expansion of our network to the Northeast Region of Brazil.
The Company’s 2009 outlook is predicated on a number of assumptions including the assumption that foreign exchange rates and general economic conditions in its markets will remain relatively stable during the year. Additionally, the information regarding the Company’s outlook and objectives for 2009 is forward looking and is based upon management’s current beliefs, as well as a number of assumptions concerning future events, and as such, should be taken in the context of the risks and uncertainties outlined in the SEC filings of NII Holdings, Inc., including NII’s annual report on Form 10-K for the year ended December 31, 2007 and, when filed, its annual report on Form 10-K for the year ended December 31, 2008, as well as our other filings with the SEC.
In addition to the preliminary results prepared in accordance with accounting principles generally accepted in the United States (GAAP) provided throughout this press release, NII has presented consolidated OIBDA, information based on normalized consolidated operating revenues and , normalized consolidated OIBDA, ARPU, CPGA and Net Debt, which are non-GAAP financial measures and should be considered in addition to, but not as substitutes for, the information prepared in accordance with GAAP. Reconciliations from GAAP results to these non-GAAP financial measures are provided in the notes to the attached financial table. To view these and other reconciliations of non-GAAP financial measures that the Company uses and information about how to access the conference call discussing NII’s fourth quarter and full year 2008 results, visit the investor relations link at <http://www.nii.com>.
About NII Holdings, Inc.
NII Holdings, Inc., a publicly held company based in Reston, Va., is a leading provider of mobile communications for business customers in Latin America. NII Holdings, Inc. has operations in Mexico, Brazil, Argentina, Peru and Chile offering a fully integrated wireless communications tool with digital cellular voice services, data services, wireless Internet access and Nextel Direct Connect(R) and International Direct Connect™, a digital two-way radio feature. NII Holdings, Inc., a Fortune 1000 company, trades on the NASDAQ market under the symbol NIHD and is a member of the NASDAQ 100 Index. Visit the Company’s website at <http://www.nii.com>.
Nextel, the Nextel logo, Nextel Online, Nextel Business Networks and Nextel Direct Connect are trademarks and/or service marks of Nextel Communications, Inc.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. A number of the matters and subject areas discussed in this press release are not historical or current facts deal with potential future circumstances and developments. The discussion of such matters and subject areas is qualified by the inherent risks and uncertainties surrounding future expectations generally, and also may materially differ from NII Holdings’ actual future experience involving any one or more of such matters and subject areas. NII Holdings has attempted to identify, in context, certain of the factors that it currently believes may cause actual future experience and results to differ from NII Holdings’ current expectations regarding the relevant matter or subject area. Such risks and uncertainties include the uncertainty relating to our ability to achieve the operating and financial results described in the 2009 guidance, the risks and uncertainties relating to the impact of more intense competitive conditions and changes in economic conditions in the markets we serve, the impact on our financial results, and potential reductions in the recorded value of our assets, that may result from fluctuations in foreign currency exchange rates and, in particular, fluctuations in the relative values of the currencies of the countries in which we operate compared to the U.S. dollar, the risk that our network technologies will not perform properly or support the services our customers want or need including the risk that technology developments to support our services will not be timely delivered, the risk that customers in the markets we serve will not find our services attractive, and the additional risks and uncertainties that are described from time to time in NII Holdings’ Annual Report on Form 10-K for the fiscal year ended December 31, 2007, which was filed on February 27, 2008, and, when filed, our annual report on Form 10-K for the year ended December 31, 2008, as well as in other reports filed from time to time by NII Holdings with the Securities and Exchange Commission. This press release speaks only as of its date, and NII Holdings disclaims any duty to update the information herein.

NII HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEARS AND THREE MONTHS ENDED DECEMBER 31, 2008 AND 2007
(in millions, except per share amounts)

	Year Ended		Three Months Ended
	December 31,		December 31,
	2008	2007	2008	2007
Operating revenues
Service and other revenues	$4,048.5	$3,184.7	$941.6	$905.3
Digital handset and accessory revenues	220.9	111.6	47.9	34.8

	4,269.4	3,296.3	989.5	940.1

Operating expenses
Cost of service (exclusive of depreciation and amortization included below)	1,110.9	850.9	262.3	241.1
Cost of digital handset and accessory sales	585.4	443.8	129.5	123.2
Selling, general and administrative	1,400.7	1,077.9	346.7	306.4
Depreciation	371.9	289.9	86.4	80.0
Amortization	32.6	14.7	7.2	7.6

	3,501.5	2,677.2	832.1	758.3

Operating income	767.9	619.1	157.4	181.8

Other income (expense)	(162.6)	(128.7)	(38.5)	(39.1)
Interest expense
Interest income	68.4	67.4	15.1	22.4
Debt conversion expense	—	(26.4)	—	—
Foreign currency transaction (losses) gains, net	(120.5)	19.0	(104.4)	6.4
Other expense, net	(28.8)	(2.0)	(16.0)	(1.0)

	(243.5)	(70.7)	(143.8)	(11.3)

Income before income tax provision	524.4	548.4	13.6	170.5
Income tax provision	(155.3)	(170.0)	(5.1)	(42.0)

Net income	$369.1	$378.4	$8.5	$128.5

Net income per common share, basic	$2.21	$2.27	$0.05	$0.75

Net income per common share, diluted	$2.14	$2.11	$0.05	$0.71

Weighted average number of common shares outstanding, basic	166.9	166.7	165.8	172.1

Weighted average number of common shares outstanding, diluted	175.3	184.3	166.0	191.8

CONSOLIDATED BALANCE SHEET DATA
(in millions)

	December 31,	December 31,
	2008	2007
Cash and cash equivalents	$1,243.3	$1,370.2
Short-term investments	82.0	241.8
Accounts receivable, less allowance for doubtful accounts of $27.9 and $20.2	454.8	438.3
Property, plant and equipment, net	1,887.3	1,853.1
Intangible assets, net	317.9	410.4
Total assets	5,088.1	5,436.7
Long-term debt, including current portion	2,292.3	2,266.5
Total liabilities	3,301.2	3,268.3
Stockholders’ equity	1,786.9	2,168.4

NII HOLDINGS, INC. AND SUBSIDIARIES
OPERATING RESULTS AND METRICS
FOR THE YEARS AND THREE MONTHS ENDED DECEMBER 31, 2008 AND 2007
(UNAUDITED)

NII Holdings, Inc.

(subscribers in thousands)

	Year Ended		Three Months Ended
	December 31,		December 31,
	2008	2007	2008	2007
Total digital subscribers (as of December 31)	6,199.5	4,728.7	6,199.5	4,728.7
Net subscriber additions	1,470.9	1,288.3	360.2	341.1
Churn (%)	1.9%	1.6%	1.9%	1.7%
Average monthly revenue per handset/unit in service (ARPU) (1)	$55	$59	$46	$59
Cost per gross add (CPGA) (1)	$310	$330	$274	$348

Nextel Mexico

(dollars in millions, except ARPU and CPGA, and subscribers in thousands)

	Year Ended		Three Months Ended
	December 31,		December 31,
	2008	2007	2008	2007
Operating revenues
Service and other revenues	$2,047.1	$1,762.6	$463.9	$481.6
Digital handset and accessory revenues	86.1	30.1	18.5	12.0

	2,133.2	1,792.7	482.4	493.6

Operating expenses
Cost of service (exclusive of depreciation and amortization included below)	401.8	344.0	93.0	92.4
Cost of digital handset and accessory sales	360.8	278.0	81.2	75.8
Selling, general and administrative	606.2	494.9	146.3	141.2
Management fee	32.2	34.4	7.1	4.7
Depreciation and amortization	191.4	151.5	42.7	44.7

	1,592.4	1,302.8	370.3	358.8

Operating income	$540.8	$489.9	$112.1	$134.8

Total digital subscribers (as of December 31)	2,726.3	2,139.8	2,726.3	2,139.8
Net subscriber additions	586.5	595.2	141.5	151.3
Churn (%)	2.3%	1.9%	2.3%	2.0%

ARPU (1)	$65	$74	$53	$71

CPGA (1)	$404	$432	$362	$449

Nextel Brazil

(dollars in millions, except ARPU and CPGA, and subscribers in thousands)

	Year Ended		Three Months Ended
	December 31,		December 31,
	2008	2007	2008	2007
Operating revenues
Service and other revenues	$1,262.8	$833.3	$286.1	$259.0
Digital handset and accessory revenues	68.1	34.7	13.2	9.5

	1,330.9	868.0	299.3	268.5

Operating expenses
Cost of service (exclusive of depreciation and amortization included below)	443.9	284.8	99.6	87.7
Cost of digital handset and accessory sales	106.1	80.8	19.0	23.7
Selling, general and administrative	410.9	284.6	93.4	84.9
Depreciation and amortization	140.9	96.4	31.4	28.7

	1,101.8	746.6	243.4	225.0

Operating income	$229.1	$121.4	$55.9	$43.5

Total digital subscribers (as of December 31)	1,811.7	1,289.5	1,811.7	1,289.5
Net subscriber additions	522.2	390.6	136.8	102.0
Churn (%)	1.3%	1.3%	1.4%	1.3%

ARPU (1)	$58	$54	$47	$59

CPGA (1)	$259	$278	$212	$313

Nextel Argentina

(dollars in millions, except ARPU and CPGA, and subscribers in thousands)

	Year Ended		Three Months Ended
	December 31,		December 31,
	2008	2007	2008	2007
Operating revenues
Service and other revenues	$508.2	$408.1	$129.8	$114.6
Digital handset and accessory revenues	46.1	34.0	9.7	9.7

	554.3	442.1	139.5	124.3

Operating expenses
Cost of service (exclusive of depreciation and amortization included below)	179.3	151.4	46.5	41.6
Cost of digital handset and accessory sales	71.0	52.3	15.6	14.4
Selling, general and administrative	133.2	100.1	34.6	30.9
Depreciation and amortization	38.4	30.2	9.7	7.7

	421.9	334.0	106.4	94.6

Operating income	$132.4	$108.1	$33.1	$29.7

Total digital subscribers (as of December 31)	967.0	812.5	967.0	812.5
Net subscriber additions	154.5	161.8	29.1	44.3
Churn (%)	1.7%	1.5%	1.9%	1.5%

ARPU (1)	$41	$40	$39	$42
CPGA (1)	$197	$173	$198	$181

Nextel Peru

(dollars in millions, except ARPU and CPGA, and subscribers in thousands)

	Year Ended		Three Months Ended
	December 31,		December 31,
	2008	2007	2008	2007
Operating revenues
Service and other revenues	$222.8	$178.1	$59.6	$49.2
Digital handset and accessory revenues	20.6	12.8	6.6	3.6

	243.4	190.9	66.2	52.8

Operating expenses
Cost of service (exclusive of depreciation and amortization included below)	80.8	69.2	21.9	18.9
Cost of digital handset and accessory sales	45.2	31.5	13.0	9.0
Selling, general and administrative	74.8	54.4	22.1	15.1
Depreciation and amortization	21.6	19.9	6.5	4.7

	222.4	175.0	63.5	47.7

Operating income	$21.0	$15.9	$2.7	$5.1

Total digital subscribers (as of December 31)	668.7	476.9	668.7	476.9
Net subscriber additions	191.8	131.7	48.1	40.9
Churn (%)	1.8%	1.8%	2.0%	1.7%

ARPU (1)	$30	$34	$28	$33
CPGA (1)	$160	$167	$157	$163

NII Holdings, Inc. — Impact of Foreign Currency Fluctuations (1)

	4Q 2007 to 4Q 2008	4Q 2007 to 4Q 2008
	Growth Rate	Normalized Growth Rate
Consolidated:
Operating revenues	5%	24%
Operating income before depreciation and amortization	(7)%	24%
Average monthly revenue per handset/unit in service (ARPU)	(21)%	(7)%
Nextel Mexico:
Operating income before depreciation and amortization	(12)%	15%
Average monthly revenue per handset/unit in service (ARPU)	(25)%	(11)%
Nextel Brazil:
Operating income before depreciation and amortization	21%	72%
Average monthly revenue per handset/unit in service (ARPU)	(21)%	1%
Nextel Argentina:
Operating income before depreciation and amortization	14%	25%
Average monthly revenue per handset/unit in service (ARPU)	(7)%	(1)%
(1)	For information regarding ARPU, CPGA and the impact of foreign currency fluctuations, see “Non-GAAP Reconciliations for the Years and Three Months Ended December 31, 2008 and 2007” included in this release.

NON-GAAP RECONCILIATIONS
FOR THE YEARS AND THREE MONTHS ENDED DECEMBER 31, 2008 AND 2007
(UNAUDITED)
Consolidated Operating Income Before Depreciation and Amortization
Consolidated operating income before depreciation and amortization, or OIBDA, represents operating income before depreciation and amortization expense. Consolidated OIBDA is not a measurement under accounting principles generally accepted in the United States, may not be similar to consolidated OIBDA measures of other companies and should be considered in addition to, but not as a substitute for, the information contained in our statements of operations. We believe that consolidated OIBDA provides useful information to investors because it is an indicator of operating performance, especially in a capital intensive industry such as ours, since it excludes items that are not directly attributable to ongoing business operations. Our consolidated OIBDA calculations are commonly used as some of the bases for investors, analysts and credit rating agencies to evaluate and compare the periodic and future operating performance and value of companies within the wireless telecommunications industry. Consolidated OIBDA can be reconciled to our consolidated statements of operations as follows (in millions):

NII Holdings, Inc.

	Year Ended		Three Months Ended
	December 31,		December 31,
	2008	2007	2008	2007
Consolidated operating income	$767.9	$619.1	$157.4	$181.8
Consolidated depreciation	371.9	289.9	86.4	80.0
Consolidated amortization	32.6	14.7	7.2	7.6

Consolidated operating income before depreciation and amortization	$1,172.4	$923.7	$251.0	$269.4

Consolidated OIBDA Before Non-Cash Stock Option Compensation Expense
Consolidated OIBDA before non-cash stock option compensation expense represents operating income before non-cash stock option compensation expense, depreciation and amortization expense. Consolidated OIBDA before non-cash stock option compensation expense is not a measurement under accounting principles generally accepted in the United States, may not be similar to consolidated OIBDA before non-cash stock option compensation expense measures of other companies and should be considered in addition to, but not as a substitute for, the information contained in our statements of operations. We believe that consolidated OIBDA before non-cash stock option compensation expense provides useful information to investors because it is an indicator of operating performance, especially in a capital intensive industry such as ours, since it excludes items that are not directly attributable to ongoing business operations, as well as a non-cash stock option compensation expense that we are required to record under Statement of Financial Accounting Standards No. 123 (Revised 2004), “Share-Based Payment.” We believe our consolidated OIBDA before non-cash stock option compensation expense calculations are commonly used as some of the bases for investors, analysts and credit rating agencies to evaluate and compare the periodic and future operating performance and value of companies within the wireless telecommunications industry. Consolidated OIBDA before non-cash stock option compensation expense can be reconciled to our consolidated statements of operations as follows (in thousands):

NII Holdings, Inc.

Guidance Estimate
Year Ended
December 31,
2009
Consolidated operating income	$505.0 — 605.0
Consolidated depreciation	400.0
Consolidated amortization	25.0
Consolidated non-cash stock option compensation expense sig	70.0

Consolidated operating income before depreciation and amortization and before non-cash stock option compensation expense	$1,000.0 — 1,100.0

Average Monthly Revenue Per Handset/Unit in Service (ARPU)
Average monthly revenue per handset/unit in service, or ARPU, is an industry term that measures service revenues, which we refer to as subscriber revenues, per period from our customers divided by the weighted average number of handsets in commercial service during that period. ARPU is not a measurement under accounting principles generally accepted in the United States, may not be similar to ARPU measures of other companies and should be considered in addition, but not as a substitute for, the information contained in our statements of operations. We believe that ARPU provides useful information concerning the appeal of our rate plans and service offerings and our performance in attracting and retaining high value customers. Other revenue includes revenues for such services as roaming, handset maintenance, cancellation fees, analog and other. ARPU can be calculated and reconciled to our consolidated statement of operations as follows (in millions, except ARPU):

NII Holdings, Inc.

	Year Ended		Three Months Ended
	December 31,		December 31,
	2008	2007	2008	2007
	(unaudited)
Consolidated service and other revenues	$4,048.5	$3,184.7	$941.6	$905.3
Less: consolidated analog revenues	(5.2)	(6.1)	(1.0)	(1.4)
Less: consolidated other revenues	(442.6)	(330.7)	(104.2)	(97.4)

Total consolidated subscriber revenues	$3,600.7	$2,847.9	$836.4	$806.5

ARPU calculated with subscriber revenues	$55	$59	$46	$59

ARPU calculated with service and other revenues	$62	$65	$52	$66

Nextel Mexico

	Year Ended		Three Months Ended
	December 31,		December 31,
	2008	2007	2008	2007
	(unaudited)
Service and other revenues	$2,047.1	$1,762.6	$463.9	$481.6
Less: analog revenues	(2.3)	(2.9)	(0.5)	(0.6)
Less: other revenues	(165.9)	(135.5)	(38.9)	(38.8)

Total subscriber revenues	$1,878.9	$1,624.2	$424.5	$442.2

ARPU calculated with subscriber revenues	$65	$74	$53	$71

ARPU calculated with service and other revenues	$70	$80	$58	$78

Nextel Brazil

	Year Ended		Three Months Ended
	December 31,		December 31,
	2008	2007	2008	2007
	(unaudited)
Service and other revenues	$1,262.8	$833.3	$286.1	$259.0
Less: analog revenues	(2.7)	(2.3)	(0.5)	(0.6)
Less: other revenues	(186.9)	(128.4)	(41.8)	(39.3)

Total subscriber revenues	$1,073.2	$702.6	$243.8	$219.1

ARPU calculated with subscriber revenues	$58	$54	$47	$59

ARPU calculated with service and other revenues	$69	$64	$55	$70

Nextel Argentina

	Year Ended		Three Months Ended
	December 31,		December 31,
	2008	2007	2008	2007
	(unaudited)
Service and other revenues	$508.2	$408.1	$129.8	$114.6
Less: other revenues	(72.2)	(55.4)	(18.8)	(15.9)

Total subscriber revenues	$436.0	$352.7	$111.0	$98.7

ARPU calculated with subscriber revenues	$41	$40	$39	$42

ARPU calculated with service and other revenues	$47	$47	$45	$48

Nextel Peru

	Year Ended		Three Months Ended
	December 31,		December 31,
	2008	2007	2008	2007
	(unaudited)
Service and other revenues	$222.8	$178.1	$59.6	$49.2
Less: analog revenues	—	(0.1)	—	—
Less: other revenues	(17.6)	(12.2)	(4.6)	(3.6)

Total subscriber revenues	$205.2	$165.8	$55.0	$45.6

ARPU calculated with subscriber revenues	$30	$34	$28	$33

ARPU calculated with service and other revenues	$33	$37	$31	$36

Cost per Gross Add (CPGA)
Cost per gross add, or CPGA, is an industry term that is calculated by dividing our selling, marketing and handset and accessory subsidy costs, excluding costs unrelated to initial customer acquisition, by our new subscribers during the period, or gross adds. CPGA is not a measurement under accounting principles generally accepted in the United States, may not be similar to CPGA measures of other companies and should be considered in addition, but not as a substitute for, the information contained in our statements of operations. We believe CPGA is a measure of the relative cost of customer acquisition. CPGA can be calculated and reconciled to our consolidated statements of operations as follows (in millions, except CPGA):

NII Holdings, Inc.

	Year Ended		Three Months Ended
	December 31,		December 31,
	2008	2007	2008	2007
	(unaudited)
Consolidated digital handset and accessory revenues	$220.9	$111.6	$47.9	$34.8
Less: consolidated uninsured replacement revenues	(14.1)	—	(3.4)	—

Consolidated digital handset and accessory revenues, net	206.8	111.6	44.5	34.8
Less: consolidated cost of handset and accessory sales	585.2	443.8	129.4	123.2

Consolidated handset subsidy costs	378.4	332.2	84.9	88.4
Consolidated selling and marketing	567.1	445.5	133.1	133.1

Costs per statement of operations	945.5	777.7	218.0	221.5
Less: consolidated costs unrelated to initial customer acquisition	(106.5)	(88.7)	(24.4)	(21.5)

Customer acquisition costs	$839.0	$689.0	$193.6	$200.0

Cost per Gross Add	$310	$330	$274	$348

Nextel Mexico

	Year Ended		Three Months Ended
	December 31,		December 31,
	2008	2007	2008	2007
	(unaudited)
Digital handset and accessory revenues	$86.1	$30.1	$18.5	$12.0
Less: uninsured replacement revenues	(8.9)	—	(2.2)	—

Digital handset and accessory revenues, net	77.2	30.1	16.3	12.0
Less: cost of handset and accessory sales	360.8	278.0	81.2	75.8

Handset subsidy costs	283.6	247.9	64.9	63.8
Selling and marketing	317.6	262.5	73.7	78.3

Costs per statement of operations	601.2	510.4	138.6	142.1
Less: costs unrelated to initial customer acquisition	(93.0)	(75.5)	(22.3)	(17.4)

Customer acquisition costs	$508.2	$434.9	$116.3	$124.7

Cost per Gross Add	$404	$432	$362	$449

Nextel Brazil

	Year Ended		Three Months Ended
	December 31,		December 31,
	2008	2007	2008	2007
	(unaudited)
Digital handset and accessory revenues	$68.1	$34.7	$13.1	$9.5
Less: uninsured replacement revenues	(5.2)	—	(1.1)	—

Digital handset and accessory revenues, net	62.9	34.7	12.0	9.5
Less: cost of handset and accessory sales	106.1	80.8	19.0	23.7

Handset subsidy costs	43.2	46.1	7.0	14.2
Selling and marketing	163.4	117.7	37.8	35.8

Costs per statement of operations	206.6	163.8	44.8	50.0
Less: costs unrelated to initial customer acquisition	(7.4)	(7.6)	(1.0)	(3.0)

Customer acquisition costs	$199.2	$156.2	$43.8	$47.0

Cost per Gross Add	$259	$278	$212	$313

Nextel Argentina

	Year Ended		Three Months Ended
	December 31,		December 31,
	2008	2007	2008	2007
	(unaudited)
Digital handset and accessory revenues, net	$46.1	$34.0	$9.6	$9.7
Less: cost of handset and accessory sales	71.0	52.3	15.5	14.4

Handset subsidy costs	24.9	18.3	5.9	4.7
Selling and marketing	45.6	34.6	11.5	10.5

Costs per statement of operations	70.5	52.9	17.4	15.2
Less: costs unrelated to initial customer acquisition	(3.9)	(3.0)	(0.7)	(0.5)

Customer acquisition costs	$66.6	$49.9	$16.7	$14.7

Cost per Gross Add	$197	$173	$198	$181

Nextel Peru

	Year Ended		Three Months Ended
	December 31,		December 31,
	2008	2007	2008	2007
	(unaudited)
Digital handset and accessory revenues, net	$20.6	$12.8	$6.6	$3.6
Less: cost of handset and accessory sales	45.0	31.5	12.9	9.0

Handset subsidy costs	24.4	18.7	6.3	5.4
Selling and marketing	28.5	20.4	7.6	5.5

Costs per statement of operations	52.9	39.1	13.9	10.9
Less: costs unrelated to initial customer acquisition	(2.2)	(2.6)	(0.4)	(0.5)

Customer acquisition costs	$50.7	$36.5	$13.5	$10.4

Cost per Gross Add	$160	$167	$157	$163

Net Debt
Net debt represents total long-term debt less cash, cash equivalents and short-term investments. Net debt to consolidated operating income before depreciation and amortization represents net debt divided by consolidated operating income before depreciation and amortization. Prior to 2008, we calculated net debt as total long-term debt less cash and cash equivalents. In 2008, we added short-term investments to the items subtracted from long-term debt to calculate net debt because we concluded that our short-term investments were similar to cash and cash equivalents in terms of liquidity and should be used similarly in providing the assessment of our overall leverage in the net debt calculation. Net debt is not a measurement under accounting principles generally accepted in the United States, may not be similar to net debt measures of other companies and should be considered in addition to, but not as a substitute for, the information contained in our balance sheets. We believe that net debt and net debt to consolidated operating income before depreciation and amortization provide useful information concerning our liquidity and leverage. Net debt as of December 31, 2008 can be calculated as follows (in millions):

NII Holdings, Inc.

Total long-term debt	$2,193.2
Less: cash and cash equivalents	1,243.3
Less: short-term investments	82.0

Net debt	$867.9

Impact of Foreign Currency Fluctuations
The following table shows the impact of changes in foreign currency exchange rates on certain financial measures from the fourth quarter of 2007 to the same period in 2008 by (i) adjusting the relevant measures for the fourth quarter of 2007 to levels that would have resulted if the average foreign currency exchange rates in the fourth quarter of 2007 were the same as the average foreign currency exchange rates that were in effect in the fourth quarter of 2008 and (ii) by comparing the actual and adjusted 2007 financial measures to the similar financial measures for the fourth quarter of 2008 to show the percentage change in those measures before and after taking those adjustments into account. The amounts reflected in the following table for operating income before depreciation and amortization and average monthly revenue per handset/unit in service on a consolidated basis and for Nextel Mexico, Nextel Brazil and Nextel Argentina, before the adjustments for changes in foreign currency exchange rates, are based on the calculations contained elsewhere in these non-GAAP reconciliations for the years and three months ended December 31, 2008 and 2007. The average foreign currency exchange rates for each of the relevant currencies during each of the three months ended December 31, 2008 and 2007 are included in the notes to the table below. The information reflected in the following table is not a measurement under accounting principles generally accepted in the United States and should be considered in addition to, but not as a substitute for, the information contained in our statements of operations. We believe that these calculations provide useful information concerning our relative performance in the fourth quarter of 2007 compared to the fourth quarter of 2008 by removing the impact of the significant difference in the average foreign currency exchange rates in effect for those periods.

NII Holdings, Inc.

(dollars in millions, except ARPU)

					4Q 2007	4Q 2007
	Three Months Ended December 31,				to 4Q 2008	to 4Q 2008
		2007	2007		Actual Growth	Normalized
	2007 Actual	Adjustment (1)	Normalized (1)	2008 Actual	Rate (2)	Growth Rate (3)
Consolidated:
Operating revenues	$940.1	$(145.3)	$794.8	$989.5	5%	24%
Operating income before depreciation and amortization	269.4	(67.4)	202.0	251.0	(7)%	24%
Average monthly revenue per handset/unit in service (ARPU)	59	(9)	50	46	(21)%	(7)%
Nextel Mexico:
Operating income before depreciation and amortization	$184.2	$(42.9)	$141.3	$161.9	(12)%	15%
Average monthly revenue per handset/unit in service (ARPU)	71	(11)	60	53	(25)%	(11)%
Nextel Brazil:
Operating income before depreciation and amortization	$72.2	$(21.5)	$50.7	$87.3	21%	72%
Average monthly revenue per handset/unit in service (ARPU)	59	(13)	46	47	(21)%	1%
Nextel Argentina:
Operating income before depreciation and amortization	$37.4	$(3.1)	$34.3	$42.8	14%	25%
Average monthly revenue per handset/unit in service (ARPU)	42	(3)	39	39	(7)%	(1)%
(1)	The 2007 Normalized amounts reflect the impact of applying the monthly average foreign currency exchange rates for each of the three months ended December 31, 2008 to the operating revenues earned in foreign currencies and to the other components of each of the 2007 actual financial measures shown above for the three months ended December 31, 2007, other than certain components of those measures consisting of U.S. dollar-based operating expenses, which were not adjusted. The amounts included under the column “2007 Adjustment” reflect the amount determined by subtracting the 2007 Normalized amounts calculated as described in the preceding sentence from the 2007 Actual amounts and reflect the impact of the year over year change in the average foreign currency exchange rates on each of the financial measures for 2007. The average foreign currency exchange rates for each of the relevant currencies during each of the three months ended December 31, 2008 and 2007 for purposes of these calculations were as follows:

	2007			2008
	October	November	December	October	November	December
Mexican peso	10.84	10.85	10.85	12.50	13.04	13.37
Brazilian real	1.80	1.77	1.79	2.17	2.27	2.39
Argentine peso	3.16	3.14	3.14	3.24	3.33	3.42
(2)	The percentage amounts in this column reflect the growth rate for each of the financial measures comparing the amounts in the 2007 Actual column with those in the 2008 Actual column.
(3)	The percentage amounts in this column reflect the growth rate for each of the financial measures comparing the amounts in the 2007 Normalized column with those in the 2008 Actual column.